UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 13, 2010

THE FIRST AMERICAN CORPORATION

(Exact Name of the Registrant as Specified in Charter)

California	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way, Santa Ana, California	92707-5913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 250-3000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2010, The First American Corporation (the “Company”) entered into a Separation Agreement and General Release with Frank V. McMahon, former chief executive officer of the Company’s information solutions group, which provides that Mr. McMahon will receive $3,309,305 in severance pay and $2,040,500, representing a bonus for calendar year 2009. In addition, the Company and Mr. McMahon entered into a Consulting Agreement, which terminates on November 30, 2011, whereby Mr. McMahon agrees to provide consulting services at the request of the Company for total consideration of $1,058,388, payable as follows: $50,000 on May 30, 2010; $479,194 on November 30, 2010; and $44,099.50 each month starting December 30, 2010 and ending November 30, 2011. Pursuant to these agreements, the Company and Mr. McMahon mutually release each other from claims and agree not to disparage the other party, and Mr. McMahon covenants not to compete with the Company, solicit Company employees or engage in other activity that is detrimental to the Company prior to November 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST AMERICAN CORPORATION

Date: January 15, 2010	By:	/s/ PARKER S. KENNEDY
	Name:	Parker S. Kennedy
	Title:	Chairman and Chief Executive Officer

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